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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-2

ARCADIA BIOSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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202 Cousteau Place, Suite 105

Davis, CA 95618

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Monday, June 1, 2020

Dear Stockholders of Arcadia Biosciences, Inc.:

We are pleased to invite you to attend our 2020 Annual Meeting of Stockholders to be held virtually on Monday, June 1, 2020 (the “virtual Annual Meeting”). At the virtual Annual Meeting, we will ask you to consider the following proposals:

•	To elect one (1) Class II director;
•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2020; and
•	To transact such other business that may properly come before the virtual Annual Meeting or any adjournment or postponement thereof.

This year’s annual meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to listen to the annual meeting, submit your questions, and vote during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/RKDA2020 and entering the 16-digit control number included in our Notice of Internet Availability of Proxy Materials, on your proxy card, or in the instructions that accompanied your proxy materials.

Our Board of Directors has fixed the close of business on April 6, 2020 as the record date for the virtual Annual Meeting. Stockholders of record as of April 6, 2020 may vote at the virtual Annual Meeting or any postponements or adjournments of the meeting. This notice of annual meeting, proxy statement, and form of proxy are being made available on or about April 17, 2020.

Your vote is important. Whether or not you plan to participate in the meeting, we would like for your shares to be represented. Please vote as soon as possible via the Internet, telephone, or mail.

Sincerely,

Pamela Haley

Chief Financial Officer & Corporate Secretary

Davis, California

April 17, 2020

Whether or not you expect to participate in the virtual Annual Meeting, please vote via the Internet, by phone, or complete, date, sign and promptly return the accompanying proxy card or voting instruction card in the enclosed postage-paid envelope so that your shares may be represented at the virtual Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting To Be Held on June 1, 2020: This Proxy Statement, along with the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, is available at the following website: www.proxyvote.com.

ii

PROXY STATEMENT

2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Monday, June 1, 2020

iii

ARCADIA BIOSCIENCES, INC.

PROXY STATEMENT

FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 1:00 p.m. Pacific Time on Monday, June 1, 2020

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors (the “Board” or “Board of Directors”) for use at the 2020 annual meeting of stockholders of Arcadia Biosciences, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “virtual Annual Meeting”). The Annual Meeting will be held virtually on Monday, June 1, 2020 at 1:00 p.m. Pacific Time. References in this Proxy Statement to “we,” “us,” “our,” the “Company” or “Arcadia” refer to Arcadia Biosciences, Inc. The virtual Annual Meeting can be accessed via the internet atwww.virtualshareholdermeeting.com/RKDA2020 where you will be able to listen to the meeting live, submit questions, and vote online.

The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report is first being mailed on or about April 17, 2020 to all stockholders entitled to vote at the virtual Annual Meeting.

THE INFORMATION PROVIDED IN THE “QUESTION AND ANSWER” FORMAT

BELOW IS FOR YOUR CONVENIENCE ONLY AND IS MERELY A SUMMARY OF

THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD

READ THIS ENTIRE PROXY STATEMENT CAREFULLY.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Q:	What is included in the proxy materials?
A:

The proxy materials include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on March 25, 2020 (the “Annual Report”). These materials were first made available to you via the Internet on or about April 17, 2020. Our principal executive offices are located at 202 Cousteau Place, Suite 105, Davis, CA 95618, and our telephone number is (530) 756-7077. We maintain a website at www.arcadiabio.com. The information on our website is not a part of this Proxy Statement.

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
A:

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this Proxy Statement and the Annual Report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 17, 2020 to all stockholders entitled to vote at the virtual Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials via the Internet to help reduce the environmental impact of our annual meetings of stockholders.

Q:	What items will be voted on at the virtual Annual Meeting?
A:	Stockholders will vote on the following items at the virtual Annual Meeting:
•	to elect Gregory D. Waller as a Class II director;
•	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2020; and
•	to transact such other business that may properly come before the virtual Annual Meeting or at any adjournment or postponement thereof.
Q:	How does the Board of Directors recommend I vote on these proposals?
A:	The Board recommends a vote:
•	FOR the election of Gregory D. Waller as a Class II director; and
•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2020.

Q: Why are you holding a virtual meeting and how can stockholders attend?

A: We are sensitive to the public health and travel concerns our stockholders may have and the protocols and travel restrictions that federal, state, and local governments have imposed. We believe hosting our Annual Meeting virtually provides the safest forum, and also helps to reduce costs, expand access, and enable improved communication. Stockholders are able to attend our Annual Meeting, vote, and ask questions online from virtually any location around the world. To participate in our virtual Annual Meeting, visit www.virtualshareholdermeeting.com/RKDA2020 with your 16-digit control number included in the Notice, on your proxy card, or in the instructions that accompanied your proxy materials.

Q:	Who may vote at the virtual Annual Meeting?
A:

Stockholders of record as of the close of business on April 6, 2020 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the virtual Annual Meeting. As of the Record Date, there were 8,654,095 shares of Arcadia’s common stock issued and outstanding, held by 36 holders of record. Each share of Arcadia’s common stock is entitled to one (1) vote on each matter.

Q:	What is the voting requirement to approve each of the proposals?
A:

Each director is elected by a plurality of the voting power of the shares present at the virtual Annual Meeting or represented by proxy at the meeting and entitled to vote on the election of directors at the virtual Annual Meeting. “Plurality” means that the nominees who receive the largest number of votes cast “for” are elected as directors.

Accordingly, the nominee receiving the highest number of affirmative votes will be elected as Class II director, to serve until the 2023 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. Abstentions and broker non-votes will have no effect on the outcome of the vote.

The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants requires the affirmative vote of a majority of shares present at the virtual Annual Meeting or represented by proxy at the virtual Annual Meeting and entitled to vote on such proposal. Abstentions are treated as shares present and entitled to vote for purposes of such proposal and, therefore, will have the same effect as a vote “against” the proposal.

A summary of the voting provisions provided a valid quorum is present or represented at the virtual Annual Meeting, for the matters described in “What items will be voted on at the virtual Annual Meeting?” is as follows:

Proposal No.	Vote	Board Voting Recommendation	Routine or Non-Routine	Discretionary Voting by Broker Permitted?	Vote Required for Approval	Impact of Abstentions	Impact of Broker Non-votes (Uninstructed Shares)
1	Election of director nominee	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.	No	Plurality	No impact	No impact
2	Ratification of independent registered public accounting firm	FOR	Routine, thus if you hold your shares in street name, your broker may vote your shares for you absent any other instructions from you.	Yes	Majority of shares present or represented by proxy and entitled to vote	Has the same effect as a vote against	Broker has the discretion to vote

Q:	How many shares must be present or represented to conduct business at the virtual Annual Meeting?
A:

At the virtual Annual Meeting, the presence via website or by proxy of a majority of the aggregate voting power of the stock issued and outstanding and entitled to vote at the virtual Annual Meeting is required for the virtual Annual Meeting to proceed. If you have returned valid proxy instructions or attend the virtual Annual Meeting via website, your shares of common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.

Q:	If I am a stockholder of record, how do I vote?
A:	If you are a stockholder of record, there are four ways to vote:
•

Via the virtual Annual Meeting website. You may vote during the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/RKDA2020. Please have your 16-digit control number to join the virtual Annual Meeting.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions found on the proxy card.
•	By Telephone. You may vote by proxy by calling the toll-free number found on the proxy card.
•	By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided. If you vote by mail, your proxy card must be received by May 29, 2020.

Please note that the Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time (8:59 p.m. Pacific Time) on May 29, 2020.

Q:	If I am a beneficial owner of shares held in street name, how do I vote?
A:

If you are a beneficial owner of shares held in street name, you should have received from your broker, bank, trustee or other nominee instructions on how to vote or instruct the broker to vote your shares, which are generally contained in a “vote instruction form” sent by the broker, bank, trustee or other nominee. Please follow their instructions carefully. Street name stockholders generally may vote by one of the following methods:

•

Via the virtual Annual Meeting website. You may vote during the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/RKDA2020. Please have the instruction form provided to you by your broker, bank, trustee, or other nominee.

•	Via the Internet. You may vote by proxy via the Internet by following the instruction form provided to you by your broker, bank, trustee, or other nominee.
•	By Telephone. You may vote by proxy by calling the toll-free number found on the vote instruction form provided to you by your broker, bank, trustee, or other nominee.
•	By Mail. You may vote by proxy by filling out the vote instruction form and returning it in the envelope provided to you by your broker, bank, trustee, or other nominee.
Q:	What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
A:

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are considered the stockholder of record with respect to those shares, and the Notice or these proxy materials were sent directly to you by Arcadia.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and the Notice or these proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the virtual Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.

Q:	How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
A:

Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors, which is a “non-routine” matter, absent direction from you, resulting in broker non-votes.

Q:	Can I change my vote or revoke my proxy?
A:	You may change your vote or revoke your proxy at any time prior to the taking of the vote at the virtual Annual Meeting.

If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to Arcadia’s Corporate Secretary at Arcadia Biosciences, Inc., 202 Cousteau Place, Suite 105, Davis, CA 95618 prior to your shares being voted, or (3) attending the virtual Annual Meeting and voting via the internet. Attendance at the virtual Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote via website at the virtual Annual Meeting.

For shares you hold beneficially in street name, you generally may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the virtual Annual Meeting and voting via the internet.

Q:	Can I attend the meeting in person?

A: No. This year’s annual meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to listen to the annual meeting, submit your questions, and vote during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/RKDA2020 and entering the 16-digit control number included in our Notice of Internet Availability of Proxy Materials, on your proxy card, or in the instructions that accompanied your proxy materials.

Q:	If I submit a proxy, how will it be voted?
A:

When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the virtual Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in the Proxy Statement are properly presented at the virtual Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the virtual Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote or revoke my proxy?”

Q:	How are proxies solicited for the virtual Annual Meeting?
A:

Our Board of Directors is soliciting proxies for use at the virtual Annual Meeting. All expenses associated with this solicitation will be borne by us. We may, on request, reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank, or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

Q:	What should I do if I get more than one proxy or voting instruction card?
A:

Stockholders may receive more than one set of voting materials, including multiple copies of the proxy materials and multiple Notices, proxy cards, or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials or one Notice. You should vote in accordance with all of the proxy cards and voting instruction cards you receive relating to our virtual Annual Meeting to ensure that all of your shares are counted.

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A:

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is commonly referred to as “householding.”

Brokers with account holders who are Arcadia stockholders may be householding our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or Arcadia that you no longer wish to participate in householding.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Investor Relations, Arcadia Biosciences, Inc., 202 Cousteau Place, Suite 105, Davis, CA 95618 or (3) contact our Investor Relations department by email at ir@arcadiabio.com or by telephone at (530) 750-7191. Stockholders who receive multiple copies of the proxy statement or annual report at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Annual Report and Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Q:	What if I have questions about my shares or need to change my mailing address?
A:

You may contact our transfer agent, AST, by telephone at (800) 937-5449 (U.S.) or (718) 921-8124 (outside the U.S.), or by email at help@astfinancial.com, if you have questions about your Arcadia shares or need to change your mailing address.

Q:	Who will tabulate the votes?
A:	Pamela Haley, the Company’s Chief Financial Officer, will serve as the Inspector of Elections and will tabulate the votes at the virtual Annual Meeting.
Q:	Where can I find the voting results of the virtual Annual Meeting?
A:

We will announce preliminary voting results at the virtual Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the virtual Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the virtual Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to this Current Report on Form 8-K as soon as they become available.

Q:	What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?
A:

Stockholder Proposals: Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to Arcadia’s Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2021 Annual Meeting of Stockholders, the Corporate Secretary of Arcadia must receive the written proposal at our principal executive offices no later than December 20, 2020. If we hold our 2021 Annual Meeting of Stockholders more than 30 days before or after June 1, 2021 (the one-year anniversary date of the 2020 Annual Meeting of Stockholders), we will disclose the new deadline by which stockholders proposals must be received in a press release or under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or a Current Report on Form 8-K. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and related SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Proposals should be addressed to:

Arcadia Biosciences, Inc.

Attn: Corporate Secretary

202 Cousteau Place, Suite 105

Davis, CA 95618

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) pursuant to our proxy materials with respect to such meeting, (2) by or at the direction of our Board of Directors, or (3) by a stockholder (i) who is a stockholder of record at the time the stockholder provides proper written notice of the proposal which the stockholder seeks to present at our annual meeting and (ii) who has timely complied in proper written form with the notice procedures set forth in our bylaws. In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to our bylaws and applicable law. To be timely for our 2021 Annual Meeting of Stockholders, the Corporate Secretary must receive the written notice at our principal executive offices:

•	not earlier than the close of business on February 1, 2021, and
•	not later than the close of business on March 3, 2021.

If we hold our 2021 Annual Meeting of Stockholders more than 30 days before or after June 1, 2021 (the one-year anniversary date of the 2020 Annual Meeting of Stockholders), then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received by the Corporate Secretary at our principal executive offices not later than the close of business on the later of:

•	the 90th day prior to such annual meeting, and
•	the 10th day following the day on which public announcement of the date of such annual meeting is first made.

If a stockholder who has notified us of his, her, or its intention to present a proposal at an annual meeting does not appear to present his, her, or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

To be in proper written form, a stockholder’s notice to the Corporate Secretary shall set forth:

(A)

As to each matter of business the stockholder intends to bring before the annual meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made,

(B)

As to the stockholder giving notice and the beneficial owner, if any, on whose behalf the business is proposed (each, a “party”), (1) the name and address of each such party; (2) the class, series and number of shares of capital stock of the Company which are owned, directly or indirectly, beneficially and of record by each such party, (3) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (4) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the Company, (5) any short interest in any security of the Company held by each such party (a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (6) any rights to dividends on the shares of the Company owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Company, (7) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (8) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for determining the stockholders entitled to notice of the meeting and/or to vote at the meeting to disclose such ownership as of such record date) (these preceding eight requirements, collectively referred to as the “Notice Requirements”).

Nomination of Director Candidates: A stockholder that wants to recommend a candidate for election to the Board should direct the recommendation in writing by letter to the Company, attention of the Corporate Secretary, at 202 Cousteau Place, Suite 105, Davis, CA 95618. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company, and evidence of the recommending stockholder’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership.

In addition, our bylaws permit eligible stockholders to nominate directors for election at an annual meeting of stockholders. To be eligible, a stockholder must be a stockholder of record at the time the stockholder provides proper written notice of the proposed nomination. Nominations by eligible stockholders must also be in proper written form in compliance with our bylaws as summarized below. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

To be in proper written form, a stockholder’s notice to the Corporate Secretary shall set forth:

(A)

As to each person whom the stockholder proposes to nominate for election or re-election as a director (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, and (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

(B)	As to each party on whose behalf the nomination is made, the Notice Requirements as described on pages 7 and 8 of this Proxy Statement.

Availability of Bylaws: A copy of our bylaws is available in the Investors section of our website at http://ir.arcadiabio.com under “Corporate Governance.” You may also contact the Corporate Secretary at the address given above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. The bylaws, and not the foregoing summary, together with applicable law, control stockholder actions and nominations relating to our annual meetings.

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Executive Officers and Directors

The following table sets forth the names, ages and positions of our executive officers, directors, and director nominees (ages as of April 6, 2020):

Name	Age	Position
Matthew T. Plavan	56	President, Chief Executive Officer, and Director
Pamela Haley	49	Chief Financial Officer
Sarah Reiter	48	Chief Commercial Officer
Kevin Comcowich	51	Chair of the Board of Directors
Albert D. Bolles, Ph.D.	62	Director
Lilian Shackelford Murray	61	Director
Gregory D. Waller	70	Director
Amy Yoder	53	Director

Director Executive Officers

Matthew T. Plavan was appointed as our President, Chief Executive Officer, and a member of our Board of Directors in September 2019.  He previously served as our Chief Financial Officer from September 2016 through September 2019. Mr. Plavan brings over 30 years of financial and executive leadership experience to the Company in the areas of business operations, fiscal management and strategy, commercial partnering, M&A and integration activities, and public and private equity fundraising. Mr. Plavan served as the Chief Executive Officer and a board member at ThermoGenesis, Corp. (formerly Cesca Therapeutics, Inc.), a public company engaged in research, development and commercialization of autologous cell-based therapeutics, from 2012 to 2015, and served in multiple other executive capacities, including Chief Financial Officer and Chief Operations Officer from 2005 until 2012. Prior to that, Mr. Plavan held CFO positions with venture and private equity-backed technology companies, including StrionAir, Inc. from 2002 to 2005, and InPhonic, Inc. (formerly Reason Inc.) from 2000 to 2002. Mr. Plavan also held executive finance positions with McKesson Corporation from 1993 to 2000 and audit and advisory management positions with Ernst & Young from 1987 to 1993. Mr. Plavan is a California certified public accountant (inactive) and earned a Bachelor of Arts degree in business economics from the University of California, Santa Barbara. We believe Mr. Plavan is qualified to serve as a member of our Board of Directors because of his 30 years of financial and executive leadership, as well as his familiarity with public company board functions from his service as a Board member of another public company.

Non-Director Executive Officers

Sarah Reiter joined the Company as our Chief Commercial Officer in March 2018. She has more than 20 years of experience in agriculture with a strong focus on crop protection and sustainability.  From February 2016 to March 2018, Ms. Reiter was the USA Country Head for STK bio-ag technologies, a privately-held company that applies advanced botanical science and bio-ag technology in the development and commercialization of botanical-based solutions for growers, and from August 2012 to February 2016 Ms. Reiter was the Global Product Manager for Biologics for Bayer CropScience, a public company world leader in agriculture enterprise with businesses in crop protection and seed.  She previously served in senior positions with Syngenta and AgraQuest.  Ms. Reiter holds a bachelor’s degree in English from the University of California, Davis and a master’s certificate in business administration from the Villanova School of Business.

Pam Haley was appointed as our Chief Financial Officer in September 2019.  She previously served as the Controller from September 2014 to September 2019, and previously served in various other accounting management positions since joining the Company in 2005.  Ms. Haley brings more than 25 years of financial and accounting experience. She previously worked in the telecommunications and semiconductor industries, in addition to public accounting, prior to joining Arcadia. She is a certified public accountant and a graduate of the University of Arizona where she earned a bachelor’s degree in accounting.

Randall Shultz, Ph.D. was appointed as our Chief Technology Officer in April 2020.  He previously served as our Vice President of Research and Development (R&D) from September 2019 to April 2020 and our Head of R&D from to April 2019 to September 2019.  From September 2018 to April 2019, Dr. Shultz owned and operated his own business that specialized in veterinarian formulated CBD-supplement dog treats. From May 2016 to October 2018, Dr. Shultz held a variety of research and development positions at Inari Agriculture, a privately-held plant-breeding company, including Senior Director of R&D and Global Crop Lead.  At Inari Agriculture, he played an instrumental role in building and scaling Inari’s R&D platform and developing a foundational intellectual property estate. Prior to Inari, Dr. Shultz spent eight years at Monsanto (now Bayer Crop Science), a public company world leader in agriculture enterprise with businesses in crop protection and seed, most recently as the Genome Editing Lead from May 2015 to May 2016.  Dr. Shultz received his Ph.D. in functional genomics from North Carolina State University and his B.S. degree from the University of Wisconsin, Madison. He has authored over a dozen patents and publications.

Each executive officer serves at the discretion of our Board of Directors and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Nominee for Director

Gregory D. Waller has served as a director of the Company since June 2017.  He has also served as a board member of CHF Solutions since August 2011, and of Endologix Corporation since November 2003, both of which are publicly traded companies. From October 2011 to October 2015, Mr. Waller was Chief Financial Officer of Ulthera Corporation, a privately-held company providing ultrasound technology for aesthetic and medical applications, which was sold to Merz North America in July 2014. From March 2006 until April 2011, Mr. Waller was Chief Financial Officer of Universal Building Products, a manufacturer of concrete construction accessories. Mr. Waller served as Vice President-Finance, Chief Financial Officer and Treasurer of Sybron Dental Specialties, Inc., a manufacturer and marketer of consumable dental products, from August 1993 until his retirement in May 2005 and was formerly the Vice President and Treasurer of Kerr, Ormco Corporation, and Metrex. Mr. Waller’s prior board experience includes service as a director for the following publicly-traded companies: Cardiogenesis Corporation, from April 2007 until its acquisition by Cryolife in 2011; Clarient, Inc., from December 2006 until its acquisition by General Electric Company in December 2010; Biolase Technology, Inc., from October 2009 to August 2010; SenoRx, Inc., from May 2006 until its acquisition by C.R. Bard, Inc. in July 2010; and Alsius Corporation, from June 2007 until its acquisition by Zoll Medical Corporation in September 2009. Mr. Waller has a Master of Business Administration with a concentration in accounting from California State University, Fullerton. We believe Mr. Waller is qualified to serve as a member of our Board of Directors because of his 45 years of financial and management experience, as well as his familiarity with public company board functions from his service on the Boards of other public companies.

Other Non-Employee Directors

Kevin Comcowich has served as a director of our Company since November 2016. Before retiring in 2014, he was a founder and portfolio manager of HTX Energy Fund, a hedge fund, in Houston, Texas since 2012. He was previously the President and Chief Investment Officer (CIO) of Sound Energy Partners and served as Chief Information Officer and research analyst for Southport Energy Plus Partners Fund. Mr. Comcowich received his MBA from the University of Indiana and earned his bachelor’s degree from the College of the Holy Cross. We believe Mr. Comcowich is qualified to serve on our Board of Directors due to his extensive experience in financial leadership, business strategy, investment management and global capital market strategies.

Albert D. Bolles, Ph.D. joined our Board of Directors in May 2019. Since June 2019, he has served as the Chief Executive Officer of Landec Corporation, a publicly held company that designs, develops, manufactures, and sells differentiated products for food and biomaterials markets.  Prior to Landec, Dr. Bolles served as the Executive Vice President, Chief Technology and Operations Officer of ConAgra Foods, a leading consumer products food company, where he directed the development and execution of multiple product innovations since joining the company in 2006. Prior to ConAgra, Dr. Bolles was the Vice President of worldwide research and development for PepsiCo Beverages and Foods and the research and development director for Gerber Foods. Dr. Bolles has experience partnering with the Food and Drug Administration and U.S Department of Agriculture and was

instrumental in the passage of the Food Safety Modernization Act of 2010. He is a graduate of Michigan State University, where he earned Ph.D. and M.S. degrees in food science and a bachelor’s degree in microbiology. Dr. Bolles holds several patents and has won numerous awards for his contributions to food science, the industry and academics. He currently serves as a director of SunOpta, and served as a director of Landec from January 2019 to May 2019, both of which are publicly traded companies. We believe Dr. Bolles is qualified to serve on our Board of Directors because of his more than 30 years of experience in the consumer food industry and his expertise in global product innovation, corporate strategy and supply chain management, as well as his familiarity with corporate governance issues from serving on the Boards of other public companies.

Lilian Shackelford Murray joined our Board of Directors in June 2018, and had previously served as a Board observer to the Company from March 2007 until May 2015.  Ms. Murray is the founder and manager of Dovedale Investments, LLC, a money management firm investing in emerging market exchange traded funds formed in 2010. In addition, Ms. Murray is a Healthcare Partner for Ponte Partners, a secondary investment management firm. From 2002 to 2018, Ms. Murray served as a managing member of multiple investment management funds with Saints Capital. Ms. Murray was previously a managing director and senior healthcare banker at Prudential Volpe Technology Group and its predecessor, Volpe, Brown Whelan. Prior to Volpe, Ms. Murray was a managing director and co-head of healthcare investment banking for Wheat First Securities and a Senior Vice President at Dean Witter Reynolds. Ms. Murray’s prior board experience includes service as a director of eMedicine.com, Inc., which was sold to WebMD, LLC in 2006; Extended Care Information Network, Inc. which was sold to Allscripts Healthcare Solutions, Inc. in 2008; and LifeMasters Supported SelfCare, Inc. Ms. Murray received an MBA from Harvard Business School and a BS from the University of Virginia. Ms. Murray’s qualifications to serve on the Board include over 35 years of financial and management experience as a financial advisor, investment banker and managing director of investment funds, as well as her familiarity with the company’s business, operations and board functions from her previous service as a board observer.

Amy Yoder joined the Board in June 2017. Since June 2015, she has served as President and CEO of Anuvia Plant Nutrients, a company that creates enhanced plant nutrition products from recycled organic waste sources. From 2012 to 2015, Ms. Yoder was the President and CEO of Arysta Life Science, a publicly-held agricultural solutions company. Ms. Yoder has also held a variety of senior sales, marketing and executive positions with companies throughout the agricultural and related industries, including Spectrum Brands, BioLab and United Agri Products. Ms. Yoder received a bachelor’s degree in agricultural technology and systems management from Michigan State University, with an emphasis in crop and soil science. She has served on boards of various agricultural associations and universities and currently serves as a director for Compass Minerals International. We believe Ms. Yoder is qualified to serve on our Board of Directors due to her extensive experience across various agriculture sectors, deep knowledge of the capital markets and public board governance expertise.

Board Composition

Our business and affairs are managed under the direction of our Board of Directors. The number of directors is fixed by our Board of Directors, subject to the terms of our Certificate of Incorporation and bylaws. Our Board of Directors currently consists of six directors, five of whom qualify as “independent” under the listing standards of The Nasdaq Stock Market.

Our bylaws permit our Board of Directors to establish by resolution the authorized number of directors, and as of April 6, 2020, seven directors are currently authorized. We currently have one Class II Director vacancy on the Board.

In accordance with our Certificate of Incorporation and our bylaws, our Board of Directors is divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our directors are divided among the three classes as follows:

•	the Class I directors are Kevin Comcowich, Albert D. Bolles, and Matthew T. Plavan, whose terms will expire at the annual meeting of stockholders to be held in 2022;
•	the Class II director is Gregory D. Waller, whose term will expire at the virtual Annual Meeting; and

•	the Class III directors are Amy Yoder and Lilian Shackelford Murray, and their terms will expire at the annual meeting of stockholders to be held in 2021.

The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change of control. Under Delaware law, our directors may be removed for cause by the affirmative vote of the holders of a majority of our outstanding voting stock. Directors may not be removed by our stockholders without cause.

Board Meetings and Director Communications

In 2019, the Board of Directors held 12 meetings and each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served during the periods that he or she served. Although, we have no formal policy regarding director attendance at annual meetings, we encourage all directors to attend. All of the directors attended last year’s annual meeting of stockholders.

Stockholders and other interested parties may communicate with the non-management members of the Board of Directors by mail sent to the Company’s Corporate Secretary in Davis, CA, addressed to the intended recipient and care of the Corporate Secretary. The Corporate Secretary will review all incoming stockholder communications (except for mass mailings, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and route such communications as appropriate to member(s) of the Board of Directors. For a more detailed description of stockholder communications, see “Communications with Our Board of Directors.”

Director Independence

Our Board of Directors has undertaken a review of its composition, the composition of its committees, and the independence of each director, and has considered whether any director has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based on information provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board of Directors has determined that Dr. Bolles, Mses. Shackelford Murray and Yoder and Messrs. Comcowich and Waller do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC, and the listing standards of The Nasdaq Stock Market (the “Applicable Rules ”). The Board determined that Mr. Plavan is not independent under the Applicable Rules. The Board previously determined that Eric Rey was independent under the Applicable Rules, and that Mr. Rajendra Ketkar was not independent under the Applicable Rules, during their service as directors in 2019.  In making these determinations, our Board of Directors considered the current and prior relationships that each director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director or affiliated entities, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

The Board of Directors also has determined that each director other than Matthew T. Plavan is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.

Board Committees

Our Board of Directors currently has an audit committee, a compensation committee, and a nominating and governance committee. The composition and responsibilities of each of the committees of our Board of Directors are described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.

Audit Committee

Our audit committee is currently comprised of Mr. Waller and Mses. Shackelford Murray and Yoder, with Mr. Waller serving as audit committee chair. Our Board of Directors has determined that each of the members of our audit committee satisfies the requirements for independence and financial literacy under the current listing standards of The Nasdaq Stock Market and SEC rules and regulations, including Rule 10A-3. Our Board of Directors also has determined that Ms. Shackelford Murry and Mr. Waller are audit committee financial experts within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act. Our audit committee held four meetings in 2019. The responsibilities of our audit committee include, among other things:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•	helping to ensure the independence and performance of the independent registered public accounting firm;
•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviewing our policies on risk assessment and risk management;
•	reviewing related party transactions; and
•	approving all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

In accordance with and pursuant to Section 10A(i)(3) of the Exchange Act, our Board of Directors has delegated to Mr. Waller the authority to pre-approve any auditing and permissible non-auditing services to be performed by our registered independent public accounting firm, provided that all such decisions to pre-approve an activity are presented to the full audit committee at its first meeting following any such decision.

Our audit committee was established in accordance with and operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of The Nasdaq Stock Market. A copy of the charter of our audit committee is available in the Investors section of our website at http://ir.arcadiabio.com under “Corporate Governance.”

Compensation Committee

Our compensation committee is currently comprised of Ms. Shackelford Murray and Messrs. Waller and Comcowich, with Ms. Shackelford Murray serving as compensation committee chair. Each member of our compensation committee meets the requirements for independence for compensation committee members under current Nasdaq Stock Market and SEC rules and regulations. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The purpose of our compensation committee is to discharge the responsibilities of our Board of Directors relating to compensation of our executive officers.

In 2019, our compensation committee held five meetings. The responsibilities of our compensation committee include, among other things:

•	reviewing, approving, and determining, or making recommendations to our Board of Directors regarding, the compensation of our executive officers;
•	administering our stock and equity incentive plans;
•	reviewing and approving or making recommendations to our Board of Directors regarding incentive compensation and equity plans; and
•	establishing and reviewing general policies relating to compensation and benefits of our employees.

Our compensation committee has, as it has determined necessary, engaged Aon plc., an independent compensation consulting firm, to provide data and recommendations that the compensation committee has used in setting executive and non-employee director compensation.

Our compensation committee was established in accordance with, and operates under, a written charter that satisfies the applicable rules of the SEC and the listing standards of The Nasdaq Stock Market. A copy of the charter of our compensation committee is available in the Investors section of our website at http://ir.arcadiabio.com under “Corporate Governance.”

Nominating and Governance Committee

Our nominating and governance committee is currently comprised of Ms. Yoder, Mr. Comcowich and Dr. Bolles, each of whom is a non-employee member of our Board of Directors, with Ms. Yoder serving as nominating and governance committee chair. Each member of our nominating and governance committee meets the requirements for independence for compensation committee members under current Nasdaq Stock Market and SEC rules and regulations.

In 2019, our nominating and governance committee held four meetings. The responsibilities of our nominating and governance committee include, among other things:

•	identifying, evaluating, and selecting, or making recommendations to our Board of Directors regarding, nominees for election to our Board of Directors and its committees;
•	considering and making recommendations to our Board of Directors regarding the composition of our Board of Directors and its committees;
•	reviewing and assessing the adequacy of our corporate governance practices and recommending any proposed changes to our Board of Directors; and
•	evaluating the performance of our Board of Directors and of individual directors.

Our nominating and governance committee operates under a written charter that satisfies the applicable listing requirements and rules of The Nasdaq Stock Market. A copy of the charter of our nominating and governance committee is available in the Investors section of our website at http://ir.arcadiabio.com under “Corporate Governance.”

Committee Membership

The members of each of these committees as of April 6, 2020 are identified below.

Audit Committee	Compensation Committee	Nominating and Governance Committee
Gregory D. Waller (chair)	Lilian Shackelford Murray (chair)	Amy Yoder (chair)
Amy Yoder	Kevin Comcowich	Kevin Comcowich
Lilian Shackelford Murray	Gregory D. Waller	Albert D. Bolles, Ph.D.

Considerations in Evaluating Director Nominees

Our nominating and governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our nominating and governance committee will consider the current size and composition of our Board of Directors and the needs of our Board of Directors and the respective committees of our Board of Directors. Some of the qualifications that our nominating and governance committee considers include, without limitation: issues of character, integrity, and judgment; independence; diversity, including diversity of experience; experience in corporate management, operations, finance, business development, and mergers and acquisitions; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; length of service; and any other relevant qualifications, attributes, or skills. Nominees also must have the ability to offer advice and guidance to our Chief Executive Officer based on past experience in positions with a high degree of responsibility and should be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of our nominating and governance committee to perform all Board of Directors responsibilities and responsibilities of those committees on which they serve.

Members of our Board of Directors are expected to prepare for, attend, and participate in all Board of Directors and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating and governance committee may also consider such other factors as it may deem, from time to time, are in the best interests of the Company and its stockholders.

The policy of our nominating and governance committee is to consider properly submitted stockholder recommendations for candidates for membership on the Board. In evaluating such recommendations, the nominating and governance committee will address the membership criteria set forth above.

Although our Board of Directors does not maintain a specific policy with respect to board diversity, our Board of Directors believes that it should be a diverse body, and our nominating and governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our nominating and governance committee may take into account the benefits of diverse viewpoints. Our nominating and governance committee also considers these and other factors as it oversees the annual Board of Directors and committee evaluations. After completing its review and evaluation of director candidates, our nominating and governance committee recommends to our full Board of Directors the director nominees for selection.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, officers, and directors, including our Chief Executive Officer, Chief Financial Officer, Chief Commercial Officer, Chief Technology Officer and other executive and senior financial officers. A copy of our Code of Business Conduct and Ethics is available in the Investors section of our website at http://ir.arcadiabio.com under “Corporate Governance.”

Board Leadership Structure

Mr. Comcowich currently serves as Chair of our Board and Mr. Plavan serves as President and Chief Executive Officer, as well as a member of our Board. The Board has not adopted a specific policy on whether the same person should serve as both the Chief Executive Officer and Chair of the Board or, if the roles are separate, whether the chair should be selected from the non-employee directors or should be an employee. The Board believes it is appropriate to retain the discretion and flexibility to make these determinations from time to time as needed to provide appropriate leadership for the Company. At this time, the Board believes that it has achieved the best Board leadership structure for the Company by separating the roles of Chair and Chief Executive Officer.

Mr. Comcowich, as Chair, presides at all meetings of the Board, including executive sessions of the Board and the independent directors, facilitates discussions among independent directors on key issues and concerns outside of Board meetings, serves as a liaison between the Chief Executive Officer and the other directors, reviews information to be sent to the Board, collaborates with the Chief Executive Officer and other members of Company management to set meeting agendas and Board information, assists the chairs of the committees of the Board as requested, and performs such other functions and responsibilities as requested by the Board or the independent directors from time to time. In performing the duties described above, the Chair is expected to consult with, and does consult with, the chairs of the appropriate Board committees.

Board’s Role in Risk Oversight

In addition to the responsibilities performed by our audit committee, the Board of Directors plays an active role in overseeing management of the Company’s risks. The Board of Directors focuses on the most significant operational risks facing our Company related to our business, assets, and liabilities, as well as our key financial risks, such as credit risk, interest rate risk, liquidity risk, and other market-related risk. Our Board seeks to ensure that risks undertaken by the Company are consistent with an overall risk profile that is appropriate for the Company and the achievement of its business objectives and strategies. The Board of Directors recognizes that risk management and oversight comprise a dynamic and continuous process and therefore reviews the Company’s risk model and process periodically. The Board of Directors performs these tasks both in collaboration with and independently of the audit committee and Company management.

Non-Employee Director Compensation

The following table summarizes compensation paid to our non-employee directors during the year ended December 31, 2019. Directors who are also our employees receive no additional compensation for their service as a director. During the year ended December 31, 2019, Mr. Plavan, our current President and Chief Executive Officer, was an employee. Compensation for Mr. Plavan is discussed in “Executive Compensation.”

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)	Total
Kevin Comcowich	$91,751	$70,000	$161,751
Dr. Albert Bolles	$44,500	$30,000	$74,500
Lilian Shackelford Murray	$56,500	$30,000	$86,500
Gregory Waller	$64,000	$30,000	$94,000
Amy Yoder	$57,749	$30,000	$87,749
Eric Rey (3)	$33,433	$30,000	$63,433

(1)	Represents the cash annual retainer and the meeting attendance fees earned by the non-employee directors during their respective periods of service.
(2)

Amounts do not reflect compensation actually received by the non-employee director. Instead, the amounts represent aggregate grant date fair value of options granted during 2019 computed in accordance with ASC Topic 718 Stock Compensation. The valuation assumptions used in determining such amounts are consistent with those described in Note 12 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 and those described in Note 9 of the Condensed Consolidated Statements included in our Quarterly Report on Form 10-Q for the second quarter of 2019. Mr. Comcowich, as the continuing non-employee chair, received a grant of 16,128 stock options, which vests as described below. Dr. Bolles, Mses. Shackelford Murray and Yoder, and Mr. Waller each received 6,912 stock options as continuing non-employee directors, which vest as described below.

(3)	Mr. Rey resigned as a director, effective as of September 30, 2019.

The following table lists all outstanding equity awards held by our non-employee directors as of December 31, 2019.

Director Name	Option Grant Date	Number of Options Outstanding		Option Exercise Price Per Share ($)(1)	Option Expiration Date
Kevin Comcowich	10/30/2016	2,396	(2)	$34.40	10/30/2026
	6/7/2017	3,018	(3)	$14.60	6/7/2027
	6/6/2018	7,476	(3)	$10.80	6/6/2028
	6/3/2019	16,128	(8)	$5.04	6/3/2029
Albert D. Bolles	5/12/2018	8,210	(4)	$9.16	5/12/2028
	6/6/2018	3,204	(3)	$10.80	6/6/2028
	6/3/2019	6,912	(8)	$5.04	6/3/2029
Lilian Shackelford Murray	6/6/2018	6,408	(6)	$10.80	6/6/2028
	6/3/2019	6,912	(8)	$5.04	6/3/2029
Gregory D. Waller	6/7/2017	5,969	(5)	$14.60	6/7/2027
	6/6/2018	3,204	(3)	$10.80	6/6/2028
	6/3/2019	6,912	(8)	$5.04	6/3/2029
Amy Yoder	8/7/2017	10,123	(7)	$8.60	8/7/2027
	6/6/2018	3,204	(3)	$10.80	6/6/2028
	6/3/2019	6,912	(8)	$5.04	6/3/2029
Eric Rey	1/1/2010	9,375	(3)	$44.80	1/1/2020
	1/1/2011	6,250	(3)	$271.20	1/1/2021
	12/31/2012	1,250	(3)	$271.20	12/31/2022
	10/29/2014	1,250	(3)	$122.40	10/29/2024
	6/7/2017	3,978	(3)	$14.60	6/7/2027
	6/6/2018	3,204	(3)	$10.80	6/6/2028

(1)	The option exercise price per share reflects the fair market value per share of our common stock on the date of grant.
(2)	These options vest in three equal annual installments on October 30, 2017, 2018, and 2029.
(3)	These options are fully vested.
(4)	These options vest in three equal annual installments on May 12, 2019, 2020, and 2021.
(5)	These options vest in three equal annual installments on June 7, 2018, 2019, and 2020.
(6)	These options vest in three equal annual installments on June 6, 2019, 2020, and 2021.
(7)	These options vest in three equal annual installments on August 7, 2018, 2019, and 2020.
(8)	These options vest on the earlier of the one-year anniversary of the date of grant and the date of the Company’s next annual meeting.

Non-Employee Director Compensation Policy

Cash Compensation

Each non-employee director receives an annual cash retainer of $30,000 for serving on our Board of Directors. The retainer is payable in arrears in equal quarterly installments, subject to such director’s continued service on the last day of the preceding quarter and prorated as necessary to reflect service commencement or termination during the quarter. In addition, each non-employee director shall receive the following amount for each regular meeting of the Board attended: (i) $2,500 if attendance is in person or (ii) $500 if attendance is through remote means (e.g., attending by telephone); provided, however, that the total meeting fees may not exceed $10,000 per calendar year.

The chair and non-chair members of the Board’s three standing committees are entitled to the following additional annual cash fees (payable quarterly in arrears and prorated for partial service in a quarter):

Board Committee	Chair Fee	Non-Chair Member Fee
Audit Committee	$18,000	$7,500
Compensation Committee	$12,000	$6,000
Nominating and Governance Committee	$8,500	$4,500

The chair of the Board is entitled to an additional $40,000 annual cash fee (payable quarterly in arrears and prorated for partial service in a quarter).

Equity Compensation

Upon joining the Board, each newly elected non-employee director (excluding an employee director who ceases to be an employee, but who remains a director) receives an initial option to purchase a number of shares of our common stock equal to (x) $60,000 divided by (y) the Black-Scholes value of a share on the date of grant, as determined consistent with the historical practices of the Company. This initial option will vest and become exercisable in three equal installments on each of the first three anniversaries of the date of grant, subject to the director’s continued service through each vesting date. The per share exercise price for the initial option shall be equal to the fair market value for a share of our common stock on the date of grant, which shall be equal to the closing price of our common stock on the date of grant. An employee director who ceases to be an employee, but who remains a director, will not receive an option grant.

On the date of each annual meeting of our stockholders, each non-employee director (including a non-employee director who was previously an employee) will be granted an annual option to purchase a number of shares of our common stock equal to equal to (x) $30,000 divided by (y) the Black-Scholes value of a share on the date of grant, as determined consistent with the historical practices of the Company. This annual option will vest and become exercisable on the earlier of (i) the one-year anniversary of the date of grant or (ii) the date of our next annual meeting of stockholders, subject to the director’s continued service through the vesting date. The per share exercise price for the annual option shall be equal to the fair market value for a share of our common stock on the date of grant.

On the date of each annual meeting of our stockholders, the chair of the Board will be granted an additional annual option to purchase a number of shares of our common stock equal to (x) $40,000 divided by (y) the Black-Scholes value of a share on the date of grant, as determined consistent with the historical practices of the Company. This annual option for the chair of the Board will vest and become exercisable on the earlier of (i) the one-year anniversary of the date of grant or (ii) the date of our next annual meeting of stockholders, subject to the chair of the Board’s continued service through the vesting date. The per share exercise price for the annual option for the chair of the Board shall be equal to the fair market value for a share of our common stock on the date of grant.

Notwithstanding the vesting schedules described above, the vesting of each equity award will accelerate in full upon a change in control and termination of directorship.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, certain officers, and ten percent (10%) stockholders to file reports of ownership and changes in ownership with the SEC. Based upon a review of filings with the SEC and/or written representations that no other reports were required, we believe that all reports for the Company’s officers and directors that were required to be filed under Section 16 of the Exchange Act were timely filed in 2019.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of April 6, 2020 by:

(1)	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;
(2)	each of our named executive officers;
(3)	each of our directors and nominees for directors; and
(4)	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. To our knowledge, no person or entity, except as set forth below, is the beneficial owner of more than 5% of the voting power of our common stock as of the close of business on April 6, 2020.

Under SEC rules, the calculation of the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person includes both outstanding shares of our common stock then owned as well as any shares of our common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 6, 2020. Shares subject to those options or warrants for a particular person are not included as outstanding, however, for the purpose of computing the percentage ownership of any other person. We have based percentage ownership of our common stock on 8,654,095 shares of our common stock outstanding as of April 6, 2020.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Arcadia Biosciences, Inc., 202 Cousteau Place, Suite 105, Davis, CA 95618.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Outstanding
Named Executive Officers, Directors and Director Nominees:
Rajendra Ketkar (1)	106,400	1.2%
Matthew T. Plavan (2)	98,176	1.1%
Pamela Haley (3)	18,238	*
Sarah Reiter (4)	52,208	*
Kevin Comcowich (5)	49,018	*
Dr. Albert Bolles (6)	15,590	*
Lilian Shackelford Murray (7)	17,572	*
Gregory D. Waller (8)	14,094	*
Amy Yoder (9)	16,866	*
All current executive officers and directors as a group (9 persons) (10)	300,684	3.5%
5% Stockholders:
Moral Compass Corporation (11)	1,125,769	13.0%
5115 N. Dysart Road, Ste 202 #305 Litchfield Park, AZ 85340
Mandala Group (12)	454,041	5.3%
c/o Sanne Mauritius, IFS Court, Bank Street, TwentyEight Cybercity, Ebene, Mauritius
Hudson Bay Master Fund Ltd. (13)	890,049	9.3%
777 Third Avenue, 30th Floor New York, NY 10017
Intracoastal Capital, LLC (14)	625,865	6.7%
245 Palm Trial Delray Beach, FL 33483

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)

Mr. Ketkar served as our President and Chief Executive Officer and a member of our Board of Directors through September 2019. His beneficial ownership consists of 106,400 shares of common stock issuable pursuant to stock options exercisable within 60 days after April 6, 2020.

(2)

Mr. Plavan is our current President and Chief Executive Officer and a member of our Board of Directors. His beneficial ownership consists of (i) 13,700 shares of common stock and (ii) 84,476 shares of common stock issuable pursuant to stock options exercisable within 60 days after April 6, 2020.

(3)

Ms. Haley is our current Chief Financial Officer. Her beneficial ownership consists of (i) 1,938 shares of common stock and (ii) 16,300 shares of common stock issuable pursuant to stock options exercisable within 60 days after April 6, 2020.

(4)

Ms. Reiter is our current Chief Commercial Officer. Her beneficial ownership consists of (i) 3,800 shares of common stock and (ii) 48,408 shares of common stock issuable pursuant to stock options exercisable within 60 days after April 6, 2020.

(5)

Mr. Comcowich is the current chair of our Board of Directors. His beneficial ownership consists of (i) 20,000 shares of common stock and (ii) 29,018 shares of common stock issuable pursuant to stock options exercisable within 60 days after April 6, 2020.

(6)

Dr. Bolles serves as a member of our Board of Directors. His beneficial ownership consists of 15,590 shares of common stock issuable pursuant to stock options exercisable within 60 days after April 6, 2020.

(7)

Ms. Shackelford Murray serves as a member of our Board of Directors. Her beneficial ownership consists of (i) 8,524 shares of common stock and (ii) 9,048 shares of common stock issuable pursuant to stock options exercisable within 60 days after April 6, 2020.

(8)

Mr. Waller serves as a member of our Board of Directors. His beneficial ownership consists of 14,094 shares of common stock issuable pursuant to stock options exercisable within 60 days after April 6, 2020.

(9)

Ms. Yoder serves as a member of our Board of Directors. Her beneficial ownership consists of 16,866 shares of common stock issuable pursuant to stock options exercisable within 60 days after April 6, 2020.

(10)

Beneficial ownership consists of (i) 60,262 shares of common stock and (ii) 240,422 shares of common stock subject to options exercisable within 60 days of April 6, 2020, in each case beneficially owned by our current executive officers and directors.

(11)

Moral Compass Corporation (“MCC”) is owned by the John G. Sperling 2012 Irrevocable Trusts No. 1, 2 and 3 (collectively, the “Sperling Trusts”). Darby Shupp, Terri Bishop, and Peter Sperling together serve as trustees of the Sperling Trusts and have shared voting and investment power of the 1,125,769 shares held by MCC.

(12)	Beneficial ownership information is based on information for Mandala Group and consists of:

(i) 435,291 shares of common stock owned by Mandala Agribusiness Co-Investments I Ltd. (“MACIL”) and

(ii) 18,750 shares of common stock owned by Mandala Capital AG Limited (“MCAL”); Mr. Gulshan Ram Romgoolam and Mr. Ahsh Ahmud Khalil Peerbocus are members of the Board of Directors of MACIL.

(13)

Beneficial ownership consists of 890,049 shares of common stock issuable upon exercise of warrants. Hudson Bay Capital Management, L.P., the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management, L.P. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities.

(14)

Beneficial ownership consists of 625,865 shares of common stock issuable upon exercise of warrants. Each of Intracoastal Capital LLC, Mitchell P. Kopin, and Daniel B. Asher, disclaims beneficial ownership over the securities beneficially owned except to the extent of their respective pecuniary interest therein.

Hedging and Margin Policy

Under the terms of our insider trading policy, no directors, executive officers or other key employees may engage in hedging or derivative transactions involving our securities, such as zero-cost collars or forward sale contracts, and no employee, director or consultant may engage in short sales of our securities, including short sales “against the box.”  In addition, no director, executive officer or key employee may enter into any margin transaction involving our stock unless the transaction has been approved by our Compliance Officer.

executive compensation

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to the Board of Directors on its discussions, decisions and other actions. Our Chief Executive Officer makes recommendations to our compensation committee, attends committee meetings, and is involved in the determination of compensation for the respective executive officers that report to him, except that our Chief Executive Officer does not make recommendations as to his own compensation. Additionally, our Chief Executive Officer makes recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results, and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer other than the Chief Executive Officer, as well as each individual compensation component. Our compensation committee makes recommendations to the Board of Directors regarding compensation for our Chief Executive Officer. The independent members of the Board of Directors make the final decisions regarding executive compensation for our Chief Executive Officer.

The compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies.

2019 Summary Compensation Table

The following table provides information regarding the compensation of our 2019 named executive officers during the fiscal years ended December 31, 2019 and 2018.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)(1)	Non- Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)		Total ($)
Rajendra Ketkar	2019	$264,310	—		—	$113,120	—		$184,998	(7)	$562,428
Former President and Chief Executive Officer	2018	$359,615	—		—	$384,104	$160,765		—		$904,484
Matthew T. Plavan	2019	$321,538	—		—	$105,040	$154,500	(3)	—		$581,078
President and Chief Executive Officer	2018	$289,618	—		—	$170,392	$123,000		—		$583,010
Pamela Haley	2019	$212,671				$16,564	$55,800	(4)	—		$285,035
Chief Financial Officer	2018	$189,602	—		—	$11,155	$33,137		—		$233,894
Sarah Reiter	2019	$268,840	$12,500	(6)	—	$94,152	$80,900		—		$456,392
Chief Commercial Officer	2018	$203,840	$12,500	(6)	—	$506,924	$59,476	(5)	—		$782,740

(1)

Amounts do not reflect compensation actually received by the officer. Instead, the amounts represent aggregate grant date fair value of options granted during 2019 computed in accordance with ASC Topic 718 Stock Compensation. The valuation assumptions used in determining such amounts are consistent with those described in Note 12 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 and those described in Note 9 of the Condensed Consolidated Statements included in our Quarterly Report on Form 10-Q for the second quarter of 2019.

(2)

The amounts shown for 2019 represent amounts earned pursuant to our Executive Incentive Bonus Plan for services in 2019, which were paid in 2020. The amounts shown for 2018 represent amounts earned pursuant to our Executive Incentive Bonus Plan for services in 2018, which were paid in 2019. The amounts for 2019 were determined based on a weighting of the achievement of Financial and Individual Goals. The amounts for 2018 were determined based on a weighting of the following metrics: the achievement of Financial Goals, Strategic Goals and Individual Goals.

(3)	Mr. Plavan’s 2019 bonus was prorated for the portion of 2019 during which he served as Chief Executive Officer, and for the portion of 2019 during which he served as Chief Financial Officer.
(4)	Ms. Haley’s 2019 bonus was prorated for the portion of 2019 during which she served as Chief Financial Officer, and for the portion of 2019 during which she served as controller.
(5)	Ms. Reiter’s 2018 bonus was prorated based on her start date of March 19, 2018.
(6)	This amount represents a retention bonus paid to Ms. Reiter, as agreed to in her offer letter.
(7)	Amounts paid in accordance with Mr. Ketkar’s Separation and Release Agreement, and include: (i) severance of $61,666, and (ii) $123,332 of consulting fees.

Executive Employment Arrangements

Rajendra Ketkar (Former President and Chief Executive Officer)

In connection with the appointment of Mr. Ketkar to the position of President and Chief Executive Officer in May 2016, we entered into a confirmatory offer letter with Mr. Ketkar. The offer letter had no specific term and provided that Mr. Ketkar was an at-will employee. Pursuant to the offer letter, Mr. Ketkar’s annual base salary was established as $350,000 and his target bonus opportunity was 40% of his annual base salary. In July 2018, Mr. Ketkar’s annual base salary was increased to $370,000 and his target bonus opportunity was increased to 55% of his annual base salary. On September 18, 2018, Mr. Ketkar was granted an option to purchase 106,400 shares of the common stock of the Company.  Mr. Ketkar’s right to exercise the option vests monthly in equal installments over a period of two years from the date of the grant, subject to his continued service. In June 2019, Mr. Ketkar was granted an option to purchase 28,000 shares of the common stock of the Company.  Mr. Ketkar’s right to exercise the option vests over 4 years (25% on the one-year anniversary of June 3, 2019 and 1/48 per month thereafter), subject to his continued service.  On August 22, 2019, Mr. Ketkar provided notice of his retirement as Arcadia’s President, Chief Executive Officer and Director, effective as of September 1, 2019.  On August 23, 2019, Arcadia and Mr. Ketkar entered into a Separation and Release Agreement (the “Separation Agreement”) which provides that Arcadia retain Mr. Ketkar as a consultant through December 31, 2019 and that Mr. Ketkar receive $30,833 per month for such consulting services.  In addition, the Separation Agreement provides that Mr. Ketkar would receive a one-time separation payment equal to $61,666 on December 31, 2019 and that 92,193 unvested stock options previously issued to Mr. Ketkar would vest in full and remain exercisable until September 1, 2021.

Matthew T. Plavan (President and Chief Executive Officer)

In connection with the appointment of Mr. Plavan to the position of Chief Financial Officer in September 2016, we entered into a confirmatory offer letter with Mr. Plavan. The offer letter has no specific term and provides that Mr. Plavan is an at-will employee. Pursuant to the offer letter, Mr. Plavan’s annual base salary was established as $280,000 and his target bonus opportunity is 35% of his annual base salary. Additionally, the offer letter provided for an immediate grant of an option to purchase 25,000 shares of the common stock of the Company. Mr. Plavan’s right to exercise the option vests over 4 years (25% on the one-year anniversary of September 12, 2016 and 1/48 per month thereafter), subject to his continued service.  In July 2018, Mr. Plavan’s annual base salary was increased to $300,000 and his target bonus opportunity was increased to 50% of his annual base salary.  On September 18, 2018, Mr. Plavan was granted an option to purchase 47,200 shares of the common stock of the Company.  Mr. Plavan’s right to exercise the option will vest monthly in equal installments over a period of two years from the date of the grant, subject to his continued service. In June 2019, Mr. Plavan was granted an option to purchase 26,000 shares of the common stock of the Company.  Mr. Plavan’s right to exercise the option vests over 4 years (25% on the one-year anniversary of the grant date and 1/48 per month thereafter), subject to his continued service. In connection with the appointment of Mr. Plavan to the position of President and Chief Executive Officer in August 2019, Mr. Plavan’s annual base salary was increased to $370,000 and his target bonus opportunity was increased to 55% of his annual base salary, prorated for the portion of 2019 during which he served as Chief Executive Officer, and 50% of his base salary for the portion of 2019 during which he served as Chief Financial Officer.

Pamela Haley (Chief Financial Officer)

On September 18, 2018, Ms. Haley was granted an option to purchase 8,700 shares of the common stock of the Company.  Ms. Haley’s right to exercise the option vests monthly in equal installments over a period of two years from the date of the grant, subject to her continued service. In June 2019, Ms. Haley was granted an option to purchase 4,100 shares of the common stock of the Company.  Ms. Haley’s right to exercise the option vests over 4 years (25% on the one-year anniversary of the grant date and 1/48 per month thereafter), subject to her continued service.  Ms. Haley’s annual base salary in 2018 before her appointment as Chief Financial Officer in October 2019 was $200,850.  In connection with the appointment of Ms. Haley to the position of Chief Financial Officer in October 2019, Ms. Haley’s annual base salary was increased to $240,000 and her target bonus opportunity was established at 35% of her annual base salary, prorated for the portion of 2019 during which she served as Chief Financial Officer, and 25% of her base salary immediately prior to her appointment for the portion of 2019 during which she served as controller. In March 2020, her 2019 bonus opportunity was increased to 40% of her annual base salary, prorated for the portion of 2019 during which she served as Chief Financial Officer.

Sarah Reiter (Chief Commercial Officer)

In connection with the appointment of Ms. Reiter to the position of Chief Commercial Officer in March 2018, we entered into a confirmatory offer letter with Ms. Reiter. The offer letter has no specific term and provides that Ms. Reiter is an at-will employee. Pursuant to the offer letter, Ms. Reiter’s annual base salary was established as $265,000 and her target bonus opportunity was 30% of her annual base salary. In July 2018, Ms. Reiter’s bonus opportunity was increased to 35% of her annual base salary.  Additionally, the offer letter provided for an immediate grant of an option to purchase 10,000 shares of the common stock of the Company. Ms. Reiter’s right to exercise the option vests over 4 years (25% on the one-year anniversary of March 19, 2018 and 1/48 per month thereafter), subject to her continued service. Pursuant to the offer letter, Mr. Reiter was paid a $12,500 retention bonus on the six-month anniversary of her effective hire date and an additional bonus of $12,500 on the eighteen-month anniversary of her effective hire date.  On September 18, 2018, Ms. Reiter was granted an option to purchase 38,400 shares of the common stock of the Company.  Ms. Reiter’s right to exercise the option vests monthly in equal installments over a period of two years from the date of the grant, subject to her continued service. In June 2019, Ms. Reiter was granted an option to purchase 23,305 shares of the common stock of the Company.  Ms. Reiter’s right to exercise the option vests over 4 years (25% on the one-year anniversary of the grant date and 1/48 per month thereafter), subject to her continued service.  In October 2019, Ms. Reiter’s salary was increased to $285,000.  In March 2020, her 2019 bonus opportunity was increased to 40% of her annual base salary, retroactive to September 1, 2019.

Severance and Change in Control Agreements

In February 2015, our Board approved severance and change in control agreements (the “CIC Agreements”) for each of our executive officers, the specific terms of which are discussed below. Each of the CIC Agreements expires by its terms on the third anniversary of the effective date of such agreement.

Pursuant to the CIC Agreements, if we terminate an executive’s employment with us for a reason other than cause (as defined in the CIC Agreements) or the executive’s death or disability (as defined in the CIC Agreements) at any time other than during the twelve-month period immediately following a change of control (as defined in the CIC Agreements), then such executive will receive the following severance benefits from the Company: (i) severance in the form of base salary continuation for a period of six months (twelve months for Mr. Ketkar); (ii) reimbursement for premiums paid for coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, for the executive and the executive’s eligible dependents for up to six months; and (iii) a pro-rated portion of the termination year bonus based on the percentage of the year that executive was employed by the Company in the year of termination.

If during the twelve-month period immediately following a change of control (as defined in the CIC Agreements), (x) we terminate an executive’s employment with us for a reason other than cause (as defined in the CIC Agreements) or the executive’s death or disability (as defined in the CIC Agreements), or (y) an executive resigns from such employment for good reason (as defined in the CIC Agreements), then, in lieu of the above described severance benefits, such executive shall receive the following severance benefits from the Company: (i) severance in the form of base salary continuation for a period of twelve months; (ii) reimbursement for premiums paid for coverage pursuant to COBRA, for the executive and the executive’s eligible dependents for up to twelve months; (iii) vesting shall accelerate as to 100% of all of the executive’s outstanding equity awards; and (iv) a pro-rated portion of the termination year bonus based on the percentage of the year that executive was employed by the Company in the year of termination.

An executive’s receipt of severance payments or benefits pursuant to a CIC Agreement is subject to the executive signing a release of claims in our favor and complying with certain restrictive covenants set forth in the CIC Agreement.

Each CIC Agreement contains a “better after-tax” provision, which provides that if any of the payments to an executive constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the executive receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code, in each case based upon the highest marginal rate for the applicable tax.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding stock options held by our 2019 named executive officers as of December 31, 2019.

	Option Awards
Name and Principal Position	Number of securities underlying unexercised options (#) exercisable(1)	Number of securities underlying unexercised options (#) unexercisable(1)		Option Exercise Price ($)	Option Expiration Date
Rajendra Ketkar	10,000	—	(2)	$27.00	9/1/2021
Former President and Chief Executive Officer	16,250	—	(2)	$14.00	9/1/2021
	106,400	—	(2)	$4.63	9/1/2021
	28,000	—	(2)	$5.04	9/1/2021
Matthew T. Plavan	5,208	1,042	(3)	$43.80	9/12/2026
President and Chief Executive Officer	6,250	1,250	(3)	$120.00	9/12/2026
	6,250	1,250	(3)	$160.00	9/12/2026
	1,562	313	(3)	$240.00	9/12/2026
	1,562	313	(3)	$300.00	9/12/2026
	7,258	3,992	(4)	$14.00	6/8/2027
	30,471	16,729	(5)	$4.63	9/18/2028
	—	26,000	(6)	$5.04	6/3/2029
Pamela Haley	219	—	(2)	$44.80	1/1/2020
Chief Financial Officer	25	—	(2)	$271.20	1/1/2021
	38	—	(2)	$271.20	12/31/2022
	125	—	(2)	$122.40	10/29/2024
	350	—	(2)	$144.00	2/11/2025
	213	37	(7)	$42.80	8/18/2026
	3,226	1,774	(4)	$14.00	6/8/2027
	5,610	3,090	(5)	$4.63	9/18/2028
	—	4,100	(6)	$5.04	6/3/2029
Sarah Reiter	4,580	5,420	(8)	$45.69	3/19/2028
Chief Commercial Officer	24,798	13,602	(5)	$4.63	9/18/2028
	—	23,305	(6)	$5.04	6/3/2029

(1)	Stock options to purchase our common stock were granted pursuant to our 2015 Omnibus Incentive Plan.
(2)	Stock options are fully vested as of December 31, 2019.
(3)

The stock options vested as to 25% of the shares on September 12, 2017, with the remaining 75% of shares vesting in 36 equal monthly installments commencing on September 30, 2017 and ending on August 31, 2021 such that the award is fully vested on August 31, 2021, subject to the executive officer’s continued service through each vesting date.

(4)

The stock options will vest as to 25% of the shares on June 8, 2019, with the remaining 75% vesting in 36 equal monthly installments beginning on June 30, 2019 and ending on May 31, 2021 such that the award is fully vested on May 31, 2021, subject to the executive officer’s continued service through each vesting date.

(5)

The stock options vest in 25 installments as follows: half of 1/24th of the stock options will vest on September 30, 2019; 1/24th of the stock option awards will vest on the last day of each month following the date of the award through the month prior to the two-year anniversary of the date of the award (for a total of 23 equal monthly installments); and half of 1/24th of the stock options will vest on the two-year anniversary of the date of the award. Vesting is subject to the executive officer’s continued service through each vesting date.

(6)

The stock options will vest as to 25% of the shares on June 3, 2020, with the remaining 75% of shares vesting in 36 equal monthly installments commencing on June 30, 2020 and ending on May 31, 2023, such that the award will be fully vested on May 31, 2023, subject to the executive officer’s continued service through each vesting date.

(7)

The stock options vested as to 25% of the shares on August 18, 2017, with the remaining 75% of shares vesting in 36 equal monthly installments commencing on August 31, 2018 and ending on July 31, 2020, such that the award will be fully vested on July 31, 2020, subject to the executive officer’s continued service through each vesting date.

(8)

The stock options will vest as to 25% of the shares on March 19, 2020, with the remaining 75% of shares vesting in 36 equal monthly installments commencing on March 31, 2020 and ending on March 19, 2022, such that the award will be fully vested on March 19, 2022, subject to the executive officer’s continued service through each vesting date.

EQUITY BENEFIT AND STOCK PLANS

Securities Authorized for Issuance under Equity Compensation Plans

As of December 31, 2019, we maintained three equity compensation plans, all of which were approved by the Board of Directors and our stockholders prior to our initial public offering in May 2015. The following table provides the information shown for each of the three plans as of December 31, 2019.

Plan	Shares issuable upon exercise of outstanding plan options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Shares remaining available for future issuance under equity compensation plans (excluding those reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders (1)	677,090	(2)	$21.60	161,696	(3)
Equity compensation plans not approved by security holders	400,230	(4)	$8.87	—
Total	1,077,320		$16.87	161,696

(1)

Includes the following plans: 2006 Stock Plan, 2015 Omnibus Equity Incentive Plan (“2015 Plan”), and 2015 Employee Stock Purchase Plan (“ESPP”). Only option grants were made under the 2006 Stock Plan and 2015 Plan.

(2)	As of December 31, 2019, there were 661,701 outstanding options or other equity grants under the 2015 Plan, and there had been purchases pursuant to the ESPP of 15,389 shares.
(3)

There are no shares of common stock available for issuance under our 2006 Stock Plan, but that plan will continue to govern the terms of option and stock purchase rights granted thereunder. Any shares of common stock that are subject to outstanding awards under our 2006 Stock Plan that are issuable upon the exercise of stock options or purchase of shares pursuant to stock purchase rights that expire or become unexercisable for any reason without having vested or been exercised in full will generally be available for future grant and issuance as shares of common stock under our 2015 Plan. This number includes shares available for future issuance under our 2015 Plan and ESPP. The 2015 Plan provides that on the first day of each fiscal year beginning in 2016 and ending in 2025, the number of shares available for issuance thereunder is automatically increased by a number equal to the least of (i) 4% of the outstanding shares of our common stock as of the last day of our immediately preceding fiscal year or (ii) such other amount as the Board of Directors may determine. Our ESPP provides that on the first day of each fiscal year beginning in 2016, the number of shares available for issuance thereunder is automatically increased by a number equal to the least of (i) 21,875 shares, (ii) 1% of the outstanding shares of our common stock on the first day of such fiscal year, or (iii) such other amount as the Board of Directors may determine.

(4)   Consists of the following warrants to purchase shares of our common stock that were outstanding as of December 31, 2019: (i) 15,038 warrants issued on March 19, 2018 to a placement agent in an equity financing that expire on the fifth anniversary of the issue date and that have an exercise price of $41.56 per share, (ii) 69,617 warrants issued on June 18, 2018 to a placement agent in an equity financing that expire on the fifth anniversary of the issue date and that have an exercise price of $12.57 per share, (iii) 45,154 warrants issued on April 15, 2019 to a consulting entity that vest monthly as to 1/12th of the underlying shares, expire on the fifth anniversary of the issue date and have an exercise price of $6.18 per share, (iv) 100,000 warrants issued on April 15, 2019 to a consulting entity which vested in August 2019 upon the achievement of qualifying milestones, expire on the fifth anniversary of the issue date and have an exercise price of $6.18 per share, (v) 74,479 warrants issued on June 14, 2019 to a placement agent in an equity financing that expire on the fifth anniversary of the issue date and that have an exercise price of $6.2938 per share, (vi) 10,000 warrants issued on July 31, 2019 to a consulting entity that vest monthly as to 1/12th of the underlying shares, expire on the second anniversary of the issue date and have an exercise price of $2.19 per share, (vii) 20,000 warrants issued on August 9, 2019 to consulting entities that vest monthly as to 1/12th of the underlying shares, expire on the second anniversary of the issue date and have an exercise price of $1.92 per share, and (viii) 65,942 warrants issued on September 10, 2019 to a placement agent in an equity financing that expire on the fifth anniversary of the issue date and that have an exercise price of $9.4781 per share.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

Our Certificate of Incorporation provides that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law, which prohibits our Certificate of Incorporation from limiting the liability of our directors for the following:

•	any breach of their duty of loyalty to the Company or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission, or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

Our bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. Our bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

In addition to the indemnification required in our Certificate of Incorporation and bylaws, we entered into an indemnification agreement with each member of the Board of Directors and each of our executive officers. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our Company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of our Company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our Certificate of Incorporation, amended restated bylaws, may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be harmed to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, director nominees, officers, employees, or other agents or is or was serving at our request as a director, director nominee, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Certain of our non-employee directors may, through their relationships with their employers or affiliated entities, be insured or indemnified against certain liabilities incurred in their capacity as members of our Board of Directors. In our indemnification agreements with these non-employee directors, we have agreed that our indemnification obligations will be primary to any such other indemnification arrangements.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling our Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the director and executive officer compensation arrangements and indemnification arrangements discussed above under “Directors, Executive Officers and Corporate Governance” and “Executive Compensation,” since January 1, 2018, we have not been a party to any transactions in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with them, had or will have a direct or indirect material interest, other than as described below.

Kevin Comcowich

We currently lease land on the island of Molokai, Hawaii from an entity owned by Kevin Comcowich, the Chair of our Board, and his wife.  We grow hemp on this land to support the operations of our joint venture Archipelago Ventures Hawaii. The original lease was executed in February 2019, covers 10 acres of land, has a term of two years and provides for rent payments of $1,200 per acre per year.  We engaged a third-party contractor to construct a fence on the property to adhere to the rules of the hemp pilot program.  Our out of pocket costs to build this fence was approximately $126,400.  Mr. Comcowich supplied materials to the contractor and received payments from the contractor totaling approximately $44,000.  The original lease is currently being amended to include four additional 10-acre parcels, at the same lease rate of $1,200 per acre per year, and with a term of two years.

Hudson Bay Master Fund Ltd.

In June 2018, we sold 1,392,345 shares of our common stock at a price of $9.93 per share and warrants to purchase an aggregate of 1,392,345 shares of our common stock to a small number of institutional investors.  The purchase price for the warrants was $0.125 per underlying warrant share, and the per share exercise price for the warrants is $9.94.   One of the investors, Hudson Bay Master Fund Ltd., purchased 248,633 shares of our common stock and warrants to purchase 248,633 shares of our common stock in this transaction.  Hudson Bay Master Fund Ltd. beneficially held more than 5% of our common stock immediately before its investment.

Policies and Procedures for Related Party Transactions

Our audit committee charter states that our audit committee is responsible for reviewing and approving in advance any related party transaction, which is a transaction between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 in any calendar year and in which a related person has or will have a direct or indirect interest. Our audit committee has adopted policies and procedures for review of, and standards for approval of, such a related party transaction. For purposes of these policies and procedures, a related person is defined as an executive officer, director, or nominee for director, including his or her immediate family members, or a beneficial owner of greater than 5% our common stock, in each case since the beginning of the most recently completed year.

It is our intention to ensure that all future transactions between us and our officers, directors, and principal stockholders and their affiliates are approved by the audit committee of our Board of Directors and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

Interested parties who wish to communicate with our Board of Directors or any specified individual director, including our non-employee directors, may send their communications in writing to the Corporate Secretary at Arcadia Biosciences, Inc., 202 Cousteau Place, Suite 105, Davis, CA 95618, Attn: Corporate Secretary. The Corporate Secretary shall review all incoming communications (except for mass mailings, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and, if appropriate, route such communications to the appropriate member(s) of the Board of Directors or, if none is specified, to the Chair of the Board.

The Corporate Secretary may decide in the exercise of her judgment whether a response to any communication is necessary and shall provide a report to the nominating and governance committee on a quarterly basis of any communications received for which the Corporate Secretary has either responded or determined no response is necessary.

This procedure for communications with the non-management directors is administered by the Company’s nominating and governance committee. This procedure does not apply to (a) communications to non-employee directors from officers or directors of the Company who are stockholders, or (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

AUDIT COMMITTEE REPORT

This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Arcadia filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate it by reference therein.

The following is the report of the audit committee of our Board of Directors. The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2019 with our management. In addition, the audit committee has discussed with Deloitte & Touche LLP, our independent registered public accountants, the matters required to be discussed by standards promulgated by the American Institute of Certified Public Accountants (“AICPA”) and Public Company Accounting Oversight Board (the “PCAOB”), including PCAOB Auditing Standard No. 16 “Communications with Audit Committees.” The audit committee also has received the written disclosures and the letter from Deloitte & Touche LLP as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee has discussed with Deloitte & Touche LLP the independence of Deloitte & Touche LLP.

Based on the audit committee’s review of the matters noted above and its discussions with our independent accountants and our management, the audit committee recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Respectfully submitted by the members of the audit committee of the Board of Directors:

Gregory D. Waller (Chair)

Lilian Shackelford Murray

Amy Yoder

PROPOSAL ONE: ELECTION OF DIRECTORS

Our Board of Directors consists of six members. In accordance with our Certificate of Incorporation, the Board of Directors is divided into three classes with staggered three-year terms. At the 2020 Annual Meeting, one director will be re-elected for a three-year term.

Nominee

Our nominating and governance committee of the Board of Directors recommended, and the Board of Directors approved, Gregory D. Waller as a nominee for re-election to the Board of Directors at the virtual Annual Meeting. If re-elected, Mr. Waller will serve as a Class II director until our annual meeting in 2023, and until a successor is qualified and elected or until his earlier resignation, death or removal.

Please see “Directors, Executive Officers and Corporate Governance” in this Proxy Statement for information concerning the nominees.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR Gregory D. Waller. If the nominee is unable or declines to serve as a director at the time of the virtual Annual Meeting, the proxies will be voted for another nominee designated by the Board of Directors. We are not aware of any reason that a nominee would be unable or unwilling to serve as a director.

Vote Required

Each director is elected by a plurality of the voting power of the shares present at the virtual Annual Meeting or represented by proxy at the meeting and entitled to vote on the election of directors at the virtual Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends that stockholders vote “FOR” the election of Gregory D. Waller as a Class II director.

PROPOSAL TWO: RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

Our audit committee of the Board of Directors has appointed Deloitte & Touche LLP as Arcadia’s independent registered public accountants for the year ending December 31, 2020, and the Board recommends that stockholders vote for ratification of such appointment.

Notwithstanding its selection or voting results, the audit committee in its discretion may appoint new independent registered public accountants at any time during the year if the audit committee believes that such a change would be in the best interests of Arcadia and its stockholders. If our stockholders do not ratify the appointment, the audit committee may reconsider whether it should appoint another independent registered public accounting firm.

Deloitte & Touche LLP served as Arcadia’s independent registered public accounting firm for the year ended December 31, 2019. We expect that representatives of Deloitte & Touche LLP will be present at the virtual Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Principal Accounting Fees and Services

The following table sets forth all fees accrued or paid to Deloitte & Touche LLP for the years ended December 31, 2019 and 2018:

	Year Ended December 31,
	2019	2018
Audit Fees (1)	$500,765	$494,198
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees (2)	$1,895	$2,045
Total	$502,660	$496,243

(1)

Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. Audit Fees in 2018 also consisted of professional services rendered in connection with our 2018 financing transactions and the related Registration Statements on Forms S-1 and S-3, as well as the Registration Statement on Form S-8. Audit Fees in 2019 also consisted of professional services rendered in connection with our 2019 financing transactions and the related Registration Statements on Forms S-1, as well as the Registration Statement on Form S-8.

(2)	All Other Fees consist of licensing fees for Deloitte & Touche LLP’s accounting research software.

Pre-approval Policy. Under our audit committee’s policy governing our use of the services of our independent registered public accountants, the audit committee is required to pre-approve all audit and permitted non-audit services performed by our independent registered public accountants in order to ensure that the provision of such services does not impair the public accountants’ independence. In the years ended December 31, 2019 and 2018, all fees identified above under the captions “Audit Fees,” and “All Other Fees” that were billed by Deloitte & Touche LLP were approved by the audit committee in accordance with SEC requirements.

In the year ended December 31, 2019, there were no other professional services provided by Deloitte & Touche LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Deloitte & Touche LLP.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock present at the virtual Annual Meeting or represented by proxy and entitled to vote on the matter is necessary to ratify the selection of Deloitte & Touche LLP as our independent registered public accountants for the year ending December 31, 2020. Abstentions are treated as shares of common stock present at the virtual Annual Meeting or represented by proxy and entitled to vote and therefore, will have the effect of a vote “against” the ratification of Deloitte & Touche LLP as our independent registered public accountants. Broker non-votes will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of the selection of Deloitte & Touche LLP as Arcadia’s independent registered public accountants for the year ending December 31, 2020.

ANNUAL REPORTS

The Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (our “Annual Report”) (which is not a part of our proxy soliciting materials), is being mailed with this Proxy Statement to those stockholders that request to receive a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability of Proxy Materials can access this Proxy Statement and our Annual Report at www.proxyvote.com, which does not have “cookies” that identify visitors to the site. Requests for copies of our Annual Report may also be directed to the Corporate Secretary at Arcadia Biosciences, Inc., 202 Cousteau Place, Suite 105, Davis, CA 95618, Attn: Corporate Secretary.

We filed our Annual Report with the SEC on March 25, 2020. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by an Arcadia stockholder, we will mail without charge a copy of our Annual Report, including the financial statements and financial statement schedules, but excluding exhibits to our Annual Report. Exhibits to our Annual Report are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit(s). All requests should be directed to the Corporate Secretary at Arcadia Biosciences, Inc., 202 Cousteau Place, Suite 105, Davis, CA 95618, Attn: Corporate Secretary.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the virtual Annual Meeting. If any additional matters are properly presented or otherwise allowed to be considered at the virtual Annual Meeting, the persons named in the enclosed proxy will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to submit your proxy or voting instructions at your earliest convenience.

BY ORDER OF THE BOARD OF DIRECTORS

Davis, California

April 17, 2020

VOTE BY INTERNET  Before The Meeting - Go to www.proxyvote.com   ARCADIA BIOSCIENCES, INC.  202 COUSTEAU PLACE  SUITE 105  DAVIS, CA 95618   Use the Internet to transmit your voting instructions and for electronic delivery  of information up until 11:59 p.m. Eastern Time the day before the cut-off date  or meeting date. Have your proxy card in hand when you access the web site  and follow the instructions to obtain your records and to create an electronic  voting instruction form.   During The Meeting -Go to www.virtualshareholdermeeting.com/RKDA2020   You may attend the meeting via the Internet and vote during the meeting. Have  the information that is printed in the box marked by the arrow available and  follow the instructions.   VOTE BY PHONE - 1-800-690-6903   Use any touch-tone telephone to transmit your voting instructions up until   11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have  your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL   Mark, sign and date your proxy card and return it in the postage-paid  envelope we have provided or return it to Vote Processing, c/o Broadridge,  51 Mercedes Way, Edgewood, NY 11717.   D00603-P37176   ARCADIA BIOSCIENCES, INC. For Withhold For All To withhold authority to vote for any individual  All All Except nominee(s), mark "For All Except" and write the  The Board of Directors recommends you vote FOR   number(s) of the nominee(s) on the line below.   the following:   1. To elect one Class II director to hold office until the 2023 !!!  annual meeting of stockholders or until a respective  successor is elected and qualified:  Nominee:   01) Gregory D. Waller  The Board of Directors recommends you vote FOR the following proposal: For Against Abstain   2. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending !!!  December 31, 2020.  NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting or any adjournment or  postponement thereof.   Our Board of Directors recommends you vote FOR the election of the director nominee named in Proposal No. 1 of the Proxy Statement, and FOR the ratification  of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm as described in Proposal No. 2 of the Proxy Statement.   Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,  administrator, or other fiduciary, please give full title as such. Joint owners should each sign  personally. All holders must sign. If a corporation or partnership, please sign in full corporate  or partnership name by authorized officer.

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting  To Be Held on June 1, 2020:   The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.   D00604-P37176   ARCADIA BIOSCIENCES, INC.  Annual Meeting of Stockholders  June 1, 2020 1:00 P.M. PDT  This proxy is solicited by the Board of Directors   The undersigned stockholder(s) hereby appoint(s) Kevin Comcowich and Pamela Haley, or either of them, as proxies, each  having full power of substitution, to vote all of the shares of common stock of Arcadia Biosciences, Inc., that the undersigned  stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on June 1, 2020, at 1:00 P.M. PDT, held  virtually at www.virtualshareholdermeeting.com/RKDA2020, and any adjournment or postponement thereof, on all matters  set forth on the reverse side and in their discretion upon such other matters as may properly come before the Annual Meeting.   The undersigned hereby acknowledge(s) receipt of the Notice of Annual Meeting and Proxy Statement, dated April 17, 2020,  and a copy of Arcadia Biosciences, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with  the Securities and Exchange Commission on March 25, 2020. The undersigned hereby expressly revoke(s) any and all proxies  heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this  proxy with the Secretary of Arcadia Biosciences, Inc., give(s) notice of such revocation.   This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this  proxy will be voted in accordance with the Board of Directors' recommendations. Our Board of Directors recommends  you vote FOR the election of the director nominee named in Proposal No. 1 of the Proxy Statement, and FOR the  ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm as  described in Proposal No. 2 of the Proxy Statement. This proxy may be revoked at any time prior to the time it is voted.   Continued and to be signed on reverse side

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